                                                                    Exhibit 99.2

                                JOINT FILER INFORMATION

                 Item                                  Information
Name:                                   Wells Fargo Municipal Capital
                                        Strategies, LLC
Address:                                30 Hudson Yards
                                        New York, New York 10001

Date of Event Requiring                 April 3, 2023
Statement (Month/Day/Year):

Issuer Name and Ticker or               Nuveen Municipal High Income
Trading Symbol:                         Opportunity Fund  [NMZ]

Relationship of Reporting               10% Owner
Person(s) to Issuer:

If Amendment, Date Original             Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              WELLS FARGO MUNICIPAL CAPITAL
                                        STRATEGIES, LLC

                                            By: /s/ Alejandro Piekarewicz
                                                -------------------------------
                                            Name: Alejandro Piekarewicz
                                            Title: Vice President
                                            Date:  April 12, 2023